Exhibit (h)(4)(i)

Execution

Amendment

To

Transfer Agency Services Agreement

(Aetna Agreement)

This Amendment To Transfer Agency Services Agreement ("Amendment"), dated as of November 8, 2019 ("Effective Date"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each of the investment companies listed on the signature page to this Amendment (individually, "Investment Company"; collectively, "Investment Companies"), on its own behalf and to the extent the Investment Company has portfolios listed on Exhibit A hereto (individually, "Portfolio"; collectively, "Portfolios"), on behalf of each such Portfolio.

Background

BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and the Investment Companies previously entered into that certain Transfer Agency Services Agreement, dated as of February 25, 2009, several amendments thereto amending Exhibit A, an Adoption Agreement, dated August 2, 2010 and an Amendment To Transfer Agency Services Agreement dated as of January 1, 2019 and an Amendment To Transfer Agency Services Agreement dated as of May 1, 2019 (collectively, the "Current Aetna Agreement"). The parties intend that the Current Aetna Agreement be amended as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.Modifications to Current Aetna Agreement. The Current Aetna Agreement is hereby amended by deleting and replacing Exhibit A in its entirety with the Exhibit A attached to this Amendment, dated as of November 8, 2019, between BNYM and the Investment Companies (the Current Aetna Agreement as so amended being the "Amended Aetna Agreement").

2.Remainder of Current Aetna Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Aetna Agreement shall remain in full force and effect.

3.Governing Law. The governing law provision of the Current Aetna Agreement shall be the governing law provision of this Amendment.

4.Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Aetna Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective

Exhibit (h)(4)(i) Execution

execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment .

IN WITNESS WHEREOF, the parties hereto have caused this Amendment To Transfer Agency Services Agreement to be executed by their duly authorized officers as of the Effective Date.

BNY Mellon Investment Servicing (US) Inc.		Voya Balanced Portfolio, Inc.
Voya Government Money Market Portfolio
Voya Intermediate Bond Portfolio
By:	/s/ Michael Rothemeyer_______________	Voya Series Fund, Inc.
Voya Strategic Allocation Portfolios, Inc.
Name: Michael Rothemeyer_________________		Voya Variable Funds
Voya Variable Portfolios, Inc.
Title:	Vice President______________________
Each on its own behalf and, to the extent
applicable, on behalf of each of its Portfolios listed
on Exhibit A to the Amended Aetna Agreement,
each in its individual and separate capacity
		By:	/s/ Todd Modic____________________
		Name:	Todd Modic______________________
		Title:	Senior Vice President_______________

Exhibit (h)(4)(i)

Execution

EXHIBIT A

(Aetna Agreement)

(Dated: November 8, 2019)

THIS EXHIBIT A (Aetna Agreement) is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly PNC Global Investment Servicing (U.S.) Inc., and the Investment Companies and Portfolios listed below.

Voya Balanced Portfolio, Inc.

Voya Balanced Portfolio

Voya Government Money Market Portfolio

Voya Intermediate Bond Portfolio

Voya Series Fund, Inc.1

Voya Corporate Leaders® 100 Fund2

Voya Global Diversified Payment Fund3

Voya Global Multi-Asset Fund2

Voya Government Money Market Fund4

Voya Mid Cap Research Enhanced Index Fund2

Voya Small Company Fund2

Voya Strategic Allocation Portfolios, Inc.

Voya Strategic Allocation Conservative Portfolio

Voya Strategic Allocation Growth Portfolio

Voya Strategic Allocation Moderate Portfolio

Voya Variable Funds

Voya Growth and Income Portfolio

Voya Variable Portfolios, Inc.

Voya Australia Index Portfolio5

Voya Emerging Markets Index Portfolio

Voya Euro STOXX 50® Index Portfolio

Voya FTSE 100 Index® Portfolio

Voya Global Equity Portfolio

Voya Hang Seng Index Portfolio

Voya Index Plus LargeCap Portfolio

Voya Index Plus MidCap Portfolio

Voya Index Plus SmallCap Portfolio

Voya International Index Portfolio

Voya Japan TOPIX Index® Portfolio

Voya Russell™ Large Cap Growth Index Portfolio

Voya Russell™ Large Cap Index Portfolio

1All of the underlying portfolios have merged into portfolios of other Investment Companies at the close of business on November 8, 2019. Will not appear on future Exhibit A.

2Merged at the close of business on November 8, 2019 into a portfolio of Voya Equity Trust serviced by BNYM under a separate Transfer Agency Services Agreement. Will not appear on future Exhibit A.

3Merged at the close of business on November 8, 2019 into a portfolio of Voya Mutual Funds serviced by BNYM under a separate Transfer Agency Services Agreement. Will not appear on future Exhibit A.

4Merged at the close of business on November 8, 2019 into a portfolio of Voya Funds Trust serviced by BNYM under a separate Transfer Agency Services Agreement. Will not appear on future Exhibit A.

5Liquidated at the close of business on October 11, 2019. Will not appear on future Exhibit A.

Exhibit (h)(4)(i)

Execution

Voya Russell™ Large Cap Value Index Portfolio

Voya Russell™ Mid Cap Growth Index Portfolio

Voya Russell™ Mid Cap Index Portfolio

Voya Russell™ Small Cap Index Portfolio

Voya Small Company Portfolio

Voya U.S. Bond Index Portfolio